                                                                     Exhibit 5.1



         [NY Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]




                                                     June 3, 1998




ASSET ALLIANCE CORPORATION
800 Third Avenue
New York, New York 10022


                  Re:  Asset Alliance Corporation
                       Registration Statement on Form S-1
                       ----------------------------------



Ladies and Gentlemen:

        We have acted as special counsel to Asset Alliance Corporation, a Delaware corporation (the "Company"), in connection with the initial public offering by the Company of an aggregate of up to 8,855,000 shares (including 1,155,000 shares subject to an over-allotment option) (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock").

        This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-48723), relating to the Shares, as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on March 26, 1998 and Amendments Nos. 1 and 2 thereto, as filed with the Commission on May 13, 1998 and June 3, 1998, respectively (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into among the Company, as issuer, and Bear, Stearns & Co. Inc., PaineWebber Incorporated and Prudential Securities Incorporated, as

ASSET ALLIANCE CORPORATION
June 3, 1998
Page 2

representatives of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (iii) a specimen certificate representing the Shares; (iv) the Amended and Restated Certificate of Incorporation (the "Certificate") and the Amended and Restated By-Laws (the "By-Laws") of the Company, filed as exhibits to the Registration statement in the form proposed to be adopted by the Company; and (v) certain resolutions adopted by the Board of Directors of the Company and drafts of certain resolutions (the "Draft Resolutions") proposed to be adopted by the Offering Committee appointed by the Board of Directors of the Company (the "Offering Committee"), in each case relating to the issuance and sale of the Shares and certain related matters. We have also examined originals and copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate and other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate and other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         Members of our firm are admitted to the Bar in the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

         Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective; (ii) the Draft Resolutions have been adopted by the Offering Committee; (iii) the price at which the Shares are

ASSET ALLIANCE CORPORATION
June 3, 1998
Page 3

to be sold to the Underwriters pursuant to the Underwriting Agreement and other matters relating to the issuance and sale of the Shares have been approved by the Offering Committee in accordance with the Draft Resolutions; (iv) the Underwriting Agreement has been duly executed and delivered; (v) the Certificate and By-Laws have been adopted by the Board of Directors and stockholders of the Company as required under Delaware law and the Articles have been filed with the Secretary of State of Delaware, each in the form filed with the Commission on or before the date hereof; and (vi) certificates representing the Shares in the form of the specimen certificate examined by us have been duly executed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Shares as contemplated by the Underwriting Agreement, the issuance and sale of the Shares will have been duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

         This opinion is furnished by us, as your special counsel, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior written permission.



                                             Very truly yours,



                               /s/ Skadden, Arps, Slate, Meagher & Flom LLP